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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated October 25, 2000 on the financial statements of Guinness Telli*Phone Corporation included in and made part of the registration statement of Guinness Telli*Phone Corporation dated November 3, 2000.


November 3, 2000

/s/ Rooney Ida Nolt Ahern Accountacy Corporation
     Certified Public Accountant